                                                                    EXHIBIT 10.9

                               AGREEMENT BETWEEN


                    MAGINET CORPORATION AND INTERGAME LTD.

     This Agreement is effective as of July 8, 1996, by and between MagiNet Corporation, a California corporation ("MagiNet"), with offices at 405 Tasman Drive, Sunnyvale, California 94089, and InterGame Ltd., a Bermuda corporation ("InterGame"), with offices at Gibbons Building, First Floor, 10 Queen Street, Hamilton HM 11 , Bermuda.

                                    RECITALS
                                    --------

A. MagiNet is engaged in building a global interactive network for the delivery of electronic entertainment and information including, in particular, delivery into hotel rooms.
B. InterGame is engaged in designing, implementing and operating electronic video gaming programs for use with interactive PC and other platform-based systems.

C. Maginet and InterGame have agreed to install InterGame's gaming software on MagiNet's network subject to and in accordance with the terms of this Agreement.

                                   AGREEMENT
                                   ---------

     In consideration of the mutual covenants and promises set forth below, InterGame and MagiNet agree as follows:

1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following definitions:

     CAPITAL COSTS shall mean [***] of the costs incurred by MagiNet in connection with the procurement and installation of the Systems (i.e., MagiNet's standard headend computer, video server and in-room equipment (including, if necessary, an MATV upgrade and shipping and duties in connection with such procurement and installation, but not including any special equipment required to provide gaming services and not including televisions) (initially estimated at [***] per room on average), plus [***] of costs incurred by MagiNet in connection with the procurement and installation of any special equipment required to deliver gaming services (initially estimated at [***] per room on average), including the costs (including interest) of obtaining competitive financing or self-financing for such procurement and installation.

     FIELD OF USE shall mean rooms (other than common areas and casinos) in hotels, motels and inns and other transient lodging worldwide.

     GAMING SOFTWARE shall mean software and any and all elements thereof, including, but not limited to, all literal and non-literal aspects of such software, involving any game of chance with a random outcome played for money.

*** Confidential treatment requested pursuant to a request for confidential treatement filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

     GROSS REVENUES shall mean all amounts collected by InterGame (whether by credit card or otherwise) for use of IGS within the Field of Use.

     IGS shall mean the InterGame network system, including the Gaming Software contained thereon.

     INTERFACE shall mean the interface for the IGS to be used on the System, to be developed by InterGame pursuant to the provisions of Section 3(b) hereof.

     NET REVENUES shall mean Gross Revenues less Operating Expenses.

     NON-CONFORMITY shall mean (i) the inability to perform any published, agreed upon or intended feature or function repeatedly, without interruption, loss of data or erroneously or improperly formatted output; (ii) any misspelled or incorrect text or typographical errors; (iii) any virus; and (iv) defects in physical media arising in duplication and/or manufacture; provided, however, that such defects in physical media shall not constitute a Non-Conformity for purposes of the last sentence of the first paragraph of Section 12.2 hereof.

     OPERATING EXPENSES shall mean (a) amounts paid to IGS users in conjunction with their use of the IGS, including, but not limited to, prizes or winnings,
(b) credit card or similar payment processing fees, (c) credit card or similar chargebacks and/or reversals (and other costs incurred in connection therewith),
(d) refunds (and other costs incurred in connection therewith), (e) taxes or duties, if any, imposed on Gross Revenues (including, without limitation, duties imposed on MagiNet by foreign governmental authorities as a result of the delivery of the IGS or the Gaming Software to MagiNet in their jurisdiction, but not including taxes imposed on InterGame, such as taxes on its net income or withholding taxes on royalties, if any), (f) amortization of Capital Costs as provided in paragraph 2(c) of this Agreement, (g) telecommunications costs, (h) an amount not to exceed [***] Gross Revenues payable to InterGame as a recoupment of maintenance expenses incurred and to be incurred by InterGame with respect to the IGS and the Interface, (i) an amount not to exceed [***] of Gross Revenues payable to MagiNet as a recoupment of maintenance expenses incurred and to be incurred by MagiNet with respect to the Systems (other than the IGS and the Interface), and (j) all other expenses and costs not set forth above that InterGame and MagiNet agree in writing should be included as Operating Expenses.

     SYSTEM shall mean MagiNet's video delivery system.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

2.   MAGINET'S RESPONSIBILITIES.  MagiNet agrees as follows:

     (a) To use its reasonable best efforts to market IGS to its customers and prospective customers wherever local laws permit in-room or other gaming within the Field of Use.

     (b) To lead the negotiation of contracts and arrangements with the various governing and regulatory bodies as may be required by applicable law.

     (c) To obtain, install and finance all hardware required to operate IGS on the System. Capital Costs shall be recouped by MagiNet as an Operating Expense by amortizing the Capital Costs over a period equal to the term of the related hotel contract, not to exceed a period of sixty (60) months.

     (d) To use reasonable best efforts to identify and resolve all legal and licensing issues which may need to be addressed by MagiNet in connection with the financing, procurement, installation and operation of the Systems containing IGS, and to assist InterGame in identifying legal and licensing issues which may need to be addressed by InterGame as the owner of IGS, including, if requested, facilitating introductions to appropriate parties.

     (e) To identify, in consultation with InterGame, prospective customer locations and assess the economic feasibility of installing and operating IGS at each prospective customer location; provided, however, that MagiNet has no obligation to install IGS in any particular location, and shall have sole discretion in making final determinations as to installation at customer locations.

     (f) To provide access to InterGame, or cause third parties to provide access to InterGame, to any source code, object code, interface specifications and other technical information and assistance regarding the System hardware platform as may be necessary for InterGame to interface IGS into the System to the extent that MagiNet has the right to do so, subject to the provisions of
Section 11.3 hereof regarding handling and safeguarding of Confidential Information. If MagiNet is unable to provide or cause third parties to provide any such access or assistance and, as a result, InterGame cannot reasonably fulfill its obligations under this Agreement, InterGame may terminate this Agreement upon at least sixty (60) days' written notice to MagiNet; provided, however, that MagiNet's failure to provide access to third party software, code, specifications or other technical information or third party assistance shall not constitute a breach of this Agreement

     (g) To install or procure the installation of the IGS and to thereafter maintain the Systems and the equipment provided to run the IGS.

     (h) To provide to InterGame within sixty (60) days following the completion of each installation a report substantially in accordance with the form attached hereto as Exhibit A, together with such other documentation as InterGame may reasonably request from MagiNet in support of the amounts claimed by MagiNet as Capital Costs hereunder. Reimbursement for Capital Costs in excess of five hundred fifty dollars (U.S. $550) per room on average shall be subject to agreement between the parties.

          3.   INTERGAME'S RESPONSIBILITIES.  InterGame agrees as follows:

               (a) To supply IGS to MagiNet for use in accordance with the terms of this Agreement

               (b) Based on the information and materials provided by MagiNet pursuant to paragraph 2(f), to design and develop an interface for IGS to be used on the System (the "Interface"), and to assist MagiNet in identifying the specifications for the hardware to be purchased by MagiNet pursuant to paragraph 2(c). The specifications for such Interface shall be set forth in a written document signed by MagiNet and InterGame and attached hereto as Annex 1.

               (c) To use reasonable best efforts to perform or cause to be performed all back-office, accounting, collection, disbursement and related legal functions with respect to the administration of the IGS and the revenue generated thereby (other than those identified in Section 2 above), including without limitation:

                      (i) the development of all project plans, cost estimates and similar materials for the IGS portion of the system at each installation;

                      (ii) the recordation, retention and maintenance in good faith of all books and records (including, but not limited to, financial records) with respect to the IGS and all revenues generated thereby;

                      (iii) the management of all staff necessary to perform all back-office, accounting disbursement and other administrative functions in connection with the IGS and the revenue generated thereby, including the payment of awards;

                      (iv) the management, as necessary, of all merchant services and relationships with the providers of such merchant services and relationships and interface with gaming authorities; and

                      (v) the delivery to MagiNet, as soon as available, all transaction data analysis reports with respect to the gambling games comprising the Gaming Software.

               (d) Subject to the provisions of Section 12.2 hereof, to determine, in its sole discretion, which gambling games comprising the Gaming Software will be included in IGS at any particular location, subject to the approval of same by MagiNet, which approval shall not unreasonably be withheld (and which particular determinations may be designated pursuant to an Addendum hereto or other amendment hereof executed by the parties), and may enhance, upgrade, add, remove or replace any games it chooses at any installation at any time, subject to the approval of same by MagiNet, which approval shall not unreasonably be withheld.

          (e) To deliver to MagiNet, as soon as available, a copy of a letter of certification from international Gaming Laboratories, a company located in the United States whose primary business is to certify as to the randomness integrity of gambling game, to the effect that each of the gambling games comprising the Gaming Software are in compliance with applicable "random outcome" standards.

          (f) To provide a reasonably detailed general accounting of all transactions with respect to the Systems to MagiNet on or prior to the last business day of each calendar month.

          (g) To establish, in its sole discretion, the "hold" percentage (i.e., the amount which the operator of the IGS deducts and retains out of the aggregate amount wagered by users of the IGS) with respect to all gambling games comprising the Gaming Software, which "hold" percentage shall not be less than [***], unless otherwise agreed to by InterGame and MagiNet.

          (h) To provided MagiNet with copies of the IGS, Gaming Software and Interface as required by MagiNet to perform its activities as contemplated by this Agreement.

          (i) To support and maintain the IGS and Interface in accordance with this Agreement.

     4.   MUTUAL EXCLUSIVITY.

          4.1. MAGINET EXCLUSIVITY. Subject to Section 4.3 hereof, so long as MagiNet is not in material default of any provision of this Agreement, the System shall be the exclusive system for the delivery of IGS within the Field of Use during the term of this Agreement

          4.2. INTERGAME EXCLUSIVITY. Subject to Section 4.3 hereof, so long as InterGame is not in material default of any provision of this Agreement, MagiNet shall not supply any gambling games (including any it may have developed itself) other than IGS through its system within the Field of Use during the term of this Agreement.

          4.3.  CONDITION TO EXCLUSIVITY.  The exclusivity provided in Section
4.1 and 4.2 above shall terminate if the following milestones and installations are not met:

Date of Acceptance by MagiNet
of Golden Masters of at least           No. of rooms in which customers
Five (5) Gaming Software Titles         may access IGS through the System
- -------------------------------         ---------------------------------
          one year                                 [***]

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the securities and exchange commission. Omitted portions have been filed separately with the Commission.

          two years                               [***]
          three years                             [***]
          four years                              [***]
          five years                              [***]

          4.4 EXCEPTIONS TO EXCLUSIVITY. If MagiNet notifies InterGame in writing that MagiNet was unable to obtain a contract for IGS with a facility within the Field of Use, InterGame shall be permitted to solicit a separate bid to install and operate (and, in fact, install and operate if the bid is accepted) IGS with the company that provides interactive video services to such facility. In such event, InterGame shall pay to MagiNet [***] of its Net Revenue related to such facility during the term of the related contract and any extensions. InterGame shall not enter into any additional contracts with any MagiNet competitor for any IGS installations at other sites within the Field of Use except under the circumstances described in this Section 4.4.

          If InterGame fails to perform its obligations hereunder with respect to continuing support of the IGS at any installation, or if InterGame declines to participate in an installation in which MagiNet has obtained a contract within the Field of Use, MagiNet may, at its option, solicit and procure from a third party gaming capability to perform its obligations at such installation or under such contract; provided, that MagiNet shall not be allowed to use any of the IGS or related documentation in connection with such installation. In such event, InterGame shall not be entitled to any share of the revenues generated by such installation.

          In addition, if MagiNet shall notify InterGame in writing of a specific opportunity to market a particular title and can provide evidence satisfactory to InterGame that such an opportunity in fact exists, InterGame shall, upon delivering written notice to MagiNet within thirty (30) days after InterGame's receipt of MagiNet's notice and satisfaction with such evidence, have the right to develop such title and to provide such title as part of the content of the IGS pursuant to this Agreement, subject to a milestone schedule to be negotiated and agreed upon by the parties with respect to the development and delivery of such title; provided, however, that in no event will InterGame be obligated to complete any such development in less than one hundred eighty (1
80) days from the date it delivers such notice to MagiNet. In the event that InterGame (i) declines to develop such title, (ii) does not respond to MagiNet's notice within said thirty (30) day period or (iii) does not complete the development of such title within one (1) year after receipt of MagiNet's notice, MagiNet shall be permitted to solicit and procure the development of such title from a third party. In such event, InterGame agrees to provide reasonable assistance to such third party (at such third party's expense) in order to allow such title to be interfaced with the IGS; provided, that such third party agrees in writing to adhere to standard and customary obligations with respect to the protection and non-disclosure of InterGame's proprietary intellectual property rights in and to the IGS and related documentation.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the securities and exchange commission. Omitted portions have been filed separately with the Commission.

During the term of this Agreement, except as provided herein, MagiNet shall not install any Gaming Software which is not provided by InterGame pursuant to this Agreement.

     5. PUBLICITY. Neither party shall make any public statements, issue any press release, conduct any advertising or promotional activities, or make any other disclosure relating to this ,Agreement without the express prior written consent of the other party, which consent shall not be unreasonably withheld. The parties acknowledge that it is in their mutual interest to include reference to the relationship represented by this Agreement in presentations or proposals to potential customers. This Agreement, and the terms and provisions hereof, shall be deemed to be "Confidential Information" for purposes of Section 11.3 hereof.

     6.   FINANCIAL ARRANGEMENTS.

          6.1. COLLECTION OF REVENUES. InterGame shall collect all Gross Revenues. Any Gross Revenues inadvertently paid to or received by MagiNet shall be immediately remitted to InterGame.

          6.2. REVENUE SHARING. On or before the 15th day of each month, InterGame shall pay to MagiNet an amount equal to [***] of Net Revenues actually received by InterGame during the preceding month. Each payment shall be accompanied by a detailed accounting of how MagiNet's share of Net Revenues was determined, including a breakdown of Operating Expenses.

          6.3. RECOUPMENT AND REIMBURSEMENT. On or before the 15th day of each month, InterGame shall also pay to MagiNet an amount equal to those Operating Expenses payable to MagiNet.

          6.4.  AUDIT RIGHTS.

               (a) MagiNet may designate a certified public accountant who may audit InterGame's books and records concerning the Gross Revenue, Net Revenue and Operating Expense relating solely to the operation of IGS on the System. Such examination shall be at MagiNet's sole cost and expense, conducted during normal business hours and upon reasonable notice, and may not be conducted more than once annually; provided, that if an audit reveals a discrepancy in such books and records to the detriment of MagiNet in excess of 5% of the share of Net Revenue due to MagiNet, then the cost and expense of such audit shall be paid by InterGame. The books and records for a particular accounting period may only be audited during the three (3) years following rendition of the accounting statement for such period. Further, such examination shall be conditioned upon the accountant's agreement to InterGame that (i) he will not voluntarily disclose any findings to any person other than MagiNet or MagiNet's attorney or other advisers; (ii) he is not being compensated on a contingent fee basis; and
(iii) he shall review all tentative findings with InterGame's designated employee prior to rendering an

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

audit report to MagiNet in order to remedy any factual errors and to clarify any issues which have resulted from a misunderstanding or misstatement of fact.

               (b) With respect to any claim by MagiNet that additional monies are payable by InterGame to MagiNet hereunder based upon an audit by MagiNet of InterGame's books and records, InterGame shall not be deemed in breach hereunder unless, within ninety (90) days after its receipt of MagiNet's written claim to be sent by certified or registered mail, return receipt requested, that additional monies are due and payable together with a copy of the audit report prepared in connection with such audit, InterGame neither (i) pays such additional monies claimed by MagiNet, together with interest on such amount accruing from the date such amount would otherwise have been due at a rate per annum equal to the greater of (x) seven percent (7%) or (y) the maximum amount permitted by applicable law, nor (ii) contests such claim, in whole or in part, by notice to MagiNet. If InterGame, in good faith and in its reasonable business judgment, so contests any claim InterGame shall not be deemed in breach hereunder unless such claim is reduced to a final, non-appealable judgment and InterGame fails to pay MagiNet the amount of such judgment together with interest on such amount accruing from the date such amount would otherwise have been due at a rate per annum equal to the greater of (x) seven percent (7%) or
(y) the maximum amount permitted by applicable law, within thirty (30) days after InterGame receives notice of the entry of such judgment.

     7.   SPECIFICATIONS; DELIVERY AND ACCEPTANCE.

          7.1. SPECIFICATIONS. Upon execution of this Agreement, the parties shall consult and agree upon the specifications to be provided by MagiNet for the System and by InterGame for the IGS, and shall negotiate and agree upon the specifications for the Interface. After mutual agreement of the parties as to all such specifications, InterGame shall commence development of the Interface.

          7.2. SHIPPING. After mutual agreement of the parties as to a delivery date with respect to a particular installation, InterGame will ship the IGS software on that date or such later date as may be designated in shipping instructions from MagiNet.

          7.3. ACCEPTANCE. Each of the IGS and the Interface (and, if delivered separately, each game comprising the Gaming Software) delivered by InterGame to MagiNet hereunder shall be in the form of a "golden master" and shall be deemed accepted by MagiNet unless MagiNet delivers written notice of a Non-Conformity in the software within twenty (20) business days after receipt. InterGame shall correct any Non-Conformities specified by MagiNet in such notice as promptly as practicable, but in no event more than twenty (20) business days following receipt by InterGame of such notice. Corrections shall also be subject to acceptance or rejection for Non-Conformities under this Section 7.3. In the event InterGame is unable to correct a Non-Conformity in accordance with the provisions of this Section 7.3, InterGame will exercise reasonable best efforts to promptly provide a substitute for the subject Gaming Software title. After acceptance of the "golden masters" for at least five (5) Gaming Software titles, InterGame shall at all times ensure that MagiNet has a minimum of five (5) Gaming Software titles functioning without any Non-Conformities and shall use reasonable best efforts to maintain nine (9) Gaming Software titles functioning without Non-Conformities, subject to MagiNet's obligations to maintain the Systems (other than the IGS and the Interface) as provided herein.

          7.4. BACK OFFICE DEMONSTRATION. InterGame shall demonstrate its back office capabilities as specified in Section 3(c) hereof to MagiNet's reasonable satisfaction prior to the first installation in each country.

     8. CUSTOMER CANCELLATIONS. If a MagiNet customer contract for IGS is canceled or terminated prior to the installation of IGS through no fault of either party, each party shall be responsible for the actual direct costs and expenses incurred by that party in preparation for such installation prior to cancellation or termination. However, if either party's default is responsible for the cancellation or termination, that party shall pay for the other party's costs and expenses in addition to its own, upon receipt of an invoice from the other party, subject to the limitations of Paragraph 13 hereof.

     9. CONTINUING SUPPORT AND TRAINING. InterGame shall provide at its expense support to MagiNet in the form of (a) instruction in the use of IGS and any related documentation and (b) technical support to answer questions related to the operation of IGS. In addition, InterGame shall provide at its expense reasonable training services for MagiNet employees engaged in technical and marketing activities associated with the IGS. Such training shall include training for direct application as well as "train-the-trainer" training. All such services training shall take place at mutually acceptable times and locations. Each party shall pay necessary travel and living expenses for its own personnel involved in training activities.

     10.  TERM AND TERMINATION.

          10.1. TERM. The initial term of this Agreement shall begin as of the date hereof and shall expire five (5) years from the date hereof; provided, however, that with respect to any particular installation of IGS pursuant to a MagiNet customer contract for IGS that extends beyond the term of this Agreement, this Agreement shall remain in full force and effect for the remainder of the term of that customer agreement or renewal thereof, but only with respect to that installation. If neither party has provided written notice of default to the other party as of the end of such term or any extension thereof, this Agreement will be automatically extended for additional periods of one year each, unless terminated in writing by either party upon at least ninety
(90) days' written notice to the other party.

          10.2. TERMINATION ON INSOLVENCY. Either party may immediately terminate this Agreement if the other party files a petition in bankruptcy, makes an assignment for the benefit of creditors, is adjudicated insolvent or bankrupt, petitions or applies for a receiver or trustee for a substantial part of its property, commences any proceeding under any reorganization arrangement, dissolution or liquidation law or statute of any jurisdiction, or takes any corporate action with respect to any of the foregoing, or if there is commenced against such party any such proceeding which has not been dismissed within sixty
(60) days after commencement.

          10.3. TERMINATION ON DEFAULT. Either party may terminate this Agreement on thirty (30) days prior written notice if the other party materially defaults in the performance of any obligation under this Agreement which remains uncured for ninety (90) days after receipt by the defaulting party of a written notice describing the default in reasonable detail. The failure by either party to fulfill any of its maintenance and/or -Support obligations shall constitute a material default in the performance of a material obligation for purposes of this Agreement. After acceptance by MagiNet of the "golden masters" for at least five (5) Gaming Software titles, the failure on the part of InterGame to ensure that MagiNet has a minimum of five (5) Gaming Software titles functioning without any NonConformities shall constitute a material default in the performance of a material obligation for purposes of this Agreement.

     11.  INTELLECTUAL PROPERTY AND PROPRIETARY INFORMATION.

          11.1. OWNERSHIP, TITLE AND LICENSE. InterGame shall have and retain all ownership of and title to the IGS, the Gaming Software and the Interface (excluding any public domain elements incorporated therein), and the related documentation therefor, including modifications and enhancements thereto, if any, made at MagiNet's request. IGS, the Gaming Software and the Interface, and the related documentation therefor, constitute the proprietary intellectual property of InterGame, protected by U.S. and other copyright and intellectual property laws. Subject to the licenses granted by InterGame to MagiNet below in this Section 11.1, nothing in this Agreement shall be construed as granting any rights of ownership or title in or to the IGS, the Gaming Software or the Interface to MagiNet. If requested by InterGame, MagiNet shall assist InterGame (at InterGame's expense) in obtaining and perfecting InterGame's copyright and other intellectual property protection of IGS and the related documentation. During the term of this Agreement, MagiNet shall not challenge any copyright or other intellectual property right of InterGame.

          InterGame hereby grants to MagiNet for the term of this Agreement, subject to the other terms and conditions hereof, an exclusive, non-transferable (except as set forth in Section 24 hereof) license to use the IGS solely within the Field of Use in connection with the Systems. InterGame hereby grants to MagiNet an irrevocable, nonexclusive, perpetual, fully paid-up license to use, modify, reproduce and distribute the Interface solely in connection with the Systems and MagiNet hereby accepts such license.

          MagiNet shall have and retain ownership and title to the System (other than the IGS, the Gaming Software and the Interface and related documentation), including modifications and enhancements thereto, if any, made at InterGame's request. The System and the related documentation (other than the IGS, the Gaming Software and the Interface and related documentation) are proprietary intellectual property of MagiNet, protected by U.S. and other copyright and intellectual property laws. During the term of this Agreement, InterGame shall not challenge any copyright or other intellectual property right of MagiNet.

          11.2. RIGHTS RESERVED. All patent, trademark, service mark, copyright, design, manufacturing and reproduction rights relating in any way to IGS, the Gaming Software or the Interface, and the related documentation therefor, are reserved to InterGame. All patent, trademark, service mark, copyright, design, manufacturing and reproduction rights relating in any way to the System, (other than the IGS, the Gaming Software and the Interface and related documentation therefor) are reserved to MagiNet and its licensors.

          11.3. CONFIDENTIAL INFORMATION. InterGame and MagiNet each agree to treat as confidential the other's proprietary rights and information, including, but not limited to, information regarding each party's technology described hereunder (including, with respect to MagiNet's technology, the System (other than the IGS, the Gaming Software and the Interface) and, with respect to InterGame's technology, the IGS, the Gaming Software and the Interface) which is disclosed, whether verbally or in writing, pursuant to the performance of this Agreement ("Confidential Information"), using at least the same degree of care in handling and safeguarding the other's Confidential Information as it used in handling and safeguarding its own Confidential Information, but in no case less then reasonable care. Without limiting the generality of the foregoing, InterGame and MagiNet each agree to use its reasonable best efforts (a) not in any manner to disclose or otherwise permit any person or entity access to the other's Confidential Information or any part thereof, except as contemplated herein in connection with the installation of the Systems within the Field of Use or except with the other party's express written permission; (b) to ensure that its employees, agents, representatives and independent contractors are advised of the confidential nature of the other's Confidential Information and that they are prohibited from copying or revealing the same except as allowed under this Agreement; and (c) to take any and all other reasonable actions to ensure the continued confidentiality and protection of such other party's Confidential Information and to prevent access thereto by any person or entity not authorized hereunder. Without limiting the generality of the foregoing, neither party shall use the other party's Confidential Information for any purpose whatsoever except (x) in the performance of this Agreement, or (y) as necessary to respond to any demand for information from any court, governmental entity or governmental agency, or as may be required by federal or state securities laws; provided, however, that the recipient will use reasonable efforts to cooperate with the discloser to minimize such disclosure and to assist the discloser in obtaining a protective order prior to such disclosure. Each party acknowledges and agrees that, in the event of its threatened or actual breach of the provisions of this Section 11.3, damages alone will be an inadequate remedy, that such breach will cause the other party great, immediate and irreparable injury and damage, and that the other party shall therefore be entitled to injunctive and other equitable relief in addition to, and not in lieu of, any remedies it may have at law or otherwise under this Agreement.

     12.  REPRESENTATIONS AND INDEMNIFICATION.

          12.1. AUTHORITY. InterGame represents to MagiNet that it has sufficient right, title and interest in IGS to enter into this Agreement, and that is has no knowledge of any facts related to IGS which might lead to a claim of infringement of any patent, copyright, trade secret or other proprietary or contractual rights of any third party. InterGame shall defend, indemnify and hold MagiNet harmless from any claim, liability, loss or damage MagiNet may incur as a result of any breach of this representation by InterGame. In the event that a court of competent jurisdiction determines such infringement to exist, or otherwise enjoins the use of the IGS or any portion thereof, InterGame shall, without limiting its other obligations hereunder, use reasonable efforts to either (i) provide a noninfringing version of the IGS to MagiNet or (ii) negotiate a license to that portion of the IGS which has been found to be infringing; provided, that such license is available to InterGame on commercially reasonable terms and conditions. In addition, MagiNet, at its option, may direct InterGame by written notice to discontinue, and may itself discontinue the use of, any Gaming Software title provided by InterGame hereunder which is the subject of any claim of infringement brought by or on behalf of a third party.

          12.2. PERFORMANCE OF IGS AND INTERFACE. InterGame represents to MagiNet that the IGS and the Interface shall be free of Non-Conformities and shall perform in accordance with the IGS documentation and the specifications agreed upon as set forth in paragraph 7.1 throughout the term of this Agreement provided that (a) the System is as described in written system specifications furnished to InterGame pursuant to Section 7.1 hereof and (b) MagiNet obtains, installs and maintains the hardware required to operate and deliver the IGS for each installation. InterGame shall use reasonable best efforts to promptly correct any such Non-Conformity. In the event that MagiNet shall have notified InterGame of three (3) separate and unrelated occurrences of Non-Conformities with respect to the IGS, the Interface or any particular Gaming Software title or InterGame shall not have corrected any such Non-Conformity after two (2) attempts at correction, InterGame, at MagiNet's option and upon written demand by MagiNet to InterGame, shall substitute the subject Gaming Software title with another gaming software title.

     InterGame represents to MagiNet that the gambling games supplied to MagiNet as a part of the IGS will include the number of games, features and quality, and will be maintained and updated in a manner, equivalent to that provided with respect to the latest version of any such games produced and made commercially available by InterGame to any of its other customers. Pursuant to the foregoing representation, InterGame shall provide as a part of the IGS the nine (9) gambling games identified on Exhibit B attached hereto. In addition, InterGame shall use its reasonable best efforts to ensure that the number, features and quality of such games stay current with the number, features and quality of commercially available gambling games produced by competitors of InterGame which are installed either in aircraft or in venues substantially comparable to the Field of Use. With respect only to installations of IGS at Hyatt hotel properties, "reasonable best efforts" with respect to this Section 12.2 shall mean efforts by InterGame with respect to the features, quality and competitiveness of the IGS gambling games that are equivalent to the efforts required to be exerted by MagiNet in the provisions set forth in Exhibit C attached hereto.

          12.3 PERFORMANCE OF THE SYSTEM. MagiNet represents to InterGame that the System (other than the IGS, the Gaming Software and the Interface) shall be free of Non-Conformities and any defects in design which prevent it from being used to convey

IGS to users of the System, provided that IGS and the Interface operate as described in written specifications agreed upon by InterGame and MagiNet pursuant to Section 7.1 hereof. If InterGame reports a Non-Conformity in the performance of the System (other than the IGS and the Interface), MagiNet shall use reasonable best efforts to promptly correct any such Non-Conformity.

          12.4 MUTUAL INDEMNIFICATION. InterGame and MagiNet shall each defend, indemnify and hold harmless the other, their officers, directors, agents, and employees, against all claims, losses, actions, damages, expenses or other liabilities (including, without limitation, costs and reasonable attorneys' fees) arising out of or resulting from any act or omission by it, its agents or subcontractors, which causes bodily injury or death of any person, or damage to or destruction or any property, except to the extent that such damages or claims are caused by the other party or by any third party.

     13. LIMITATION OF LIABILITY AND WARRANTIES. Under no circumstances shall either party be liable to the other for any consequential, incidental or special damages, including loss of profits, even if advised by the other party of the possibility of such damages. Except as set forth above in Section 12, no warranty, express or implied, is made or deemed to be made by either party, and each party expressly disclaims any other such warranty including without limitation any implied warranty of merchantability or fitness for a particular purpose.

     14. NOTICES. All notices under this Agreement must be in writing and shall be deemed delivered (a) when personally delivered, (b) ten (10) days after mailing by certified or registered mail (postage prepaid and return receipt requested) or (c) upon transmission by telecopier if electronic confirmation of receipt is received and if written confirmation of the transmission is mailed on the same day as the transmission by certified or registered mail (postage prepaid and return receipt requested). Notices shall be sent to the address set forth below (or to any other address given by either party to the other party in writing):

     MagiNet Corporation                405 Tasman Drive
     Attention: President               Sunnyvale, California 94089
                                        Facsimile:(415) 734-1687

     InterGame Ltd.                     Gibbons Building, First Floor
     Attention: Yohei Yamashita,        10 Queen Street
     President                          Hamilton HM 11, Bermuda
                                        Facsimile:(714) 756-8658

     15. RELATIONSHIP OF THE PARTIES. This Agreement does not constitute a partnership agreement, nor does it create a joint venture, employment or agency relationship between the parties. Neither party shall hold itself out contrary to the provisions of this Section 15 or the terms of this Agreement.

     16. AMENDMENT. No amendment or modification of this Agreement shall be effective unless in writing and signed by both parties. Any term, provision or condition of this Agreement may be amended or modified including with respect only to its applicability or interpretation under certain expressly specified circumstances or within certain expressly specified countries, territories or jurisdiction, pursuant to a written Addendum to this Agreement if such Addendum is signed by both parties. Except as provided in such Addendum the terms, provisions and conditions of this Agreement, as otherwise amended and modified from time to time pursuant to this Section 16, shall not otherwise be effected and shall remain in full force and effect.

     17. WAIVER. No failure or delay by either party in exercising or enforcing any right, power or remedy under this Agreement shall operate as a waiver of the right, power or remedy. No waiver of any term, condition, breach or default of this Agreement shall be construed as a waiver of any other or subsequent term, condition or default,

     18. FORCE MAJEURE. Neither party shall be considered in default or liable for any delay or failure to perform its obligations under this Agreement if such failure or delay arises directly or indirectly from forces beyond the control of the non-performing party, including, but not limited to, acts of nature, government action, labor disputes, quarantine, shortages of material, unusually severe weather conditions, earthquakes, war or insurrection. The time for performance of the affected party's obligations shall be extended for a period of time equivalent to the delay caused by such force majeure.

     19. EXCUSED OR DELAYED PERFORMANCE. Each party's performance under this Agreement shall be excused or delayed to the extent that third parties (such as the other party, property management system providers, cable network providers, suppliers and manufacturers) do not cooperate with either party in its efforts to perform its duties hereunder. Any such delay shall be allowed for a time equivalent to the time during which the cause of the delay continues. The delayed party shall (a) immediately notify the other party when such delay occurs, (b) use Rs reasonable best efforts to cause the third party to cooperate and (c) use it reasonable best efforts to And reasonable alternative methods of performing hereunder.

     20. SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or unlawful, the remaining provisions of this Agreement shall remain in full force and effect to the extent that the intent of the parties can be enforced.

     21. GOVERNING LAW AND VENUE. The validity, construction and performance of this Agreement shall be governed by the laws of California applicable to contracts made and to be performed in California, without regard to conflicts of law rules. The parties hereby consent to venue and jurisdiction in California with respect to any legal action to be taken with respect to this Agreement.

     22.  MEDIATION; ARBITRATION.

          (a) Neither party shall commence an arbitration proceeding pursuant to the provisions of paragraph (b) of this Section 22 unless such party shall first give a written notice (a "Dispute Notice") to the other party setting forth the nature of the dispute. The parties shall attempt in good faith to resolve the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association ("AAA") in effect on the date of this Agreement. If the parties cannot agree on the selection of a mediator within twenty (20) days after delivery of the Dispute Notice, the mediator will be selected by the AAA. If the dispute has not been resolved by mediation as provided within sixty (60) days after delivery of the Dispute Notice, then the dispute shall be determined by arbitration in accordance with the provisions of paragraph (b) of this Section 22.

          (b) Any controversy, claim or dispute of whatever nature arising out of or related to this Agreement or the construction, interpretation, performance, breach, termination, enforceability or validity thereof, whether such claim existed prior to or arises on or after the date of this Agreement, which is not settled through mediation as provided in paragraph (a) above, shall be determined by arbitration by a panel of three arbitrators in Santa Clara County, California, governed by the Federal Arbitration Act and administered by the AAA under its Commercial Arbitration Rules, except that (i) persons eligible to be selected as arbitrators shall be limited to lawyers with excellent academic and professional credentials (1) who are or have been a partner in a highly respected law firm for a least 10 years specializing in either general commercial litigation or general corporate and commercial matters and (2) who have had both training and experience as arbitrators, and (ii) each party shall be entitled to strike on a peremptory basis, for any reason or no reason, any or all of the names of potential arbitrators on the list submitted to the parties by the AAA as being qualified in accordance with the criteria set forth herein. If the parties cannot agree on a mutually acceptable panel of arbitrators from the one or more lists submitted by the AAA, the AAA shall designate three persons who, in his or her opinion, meet the criteria set forth herein, which designees may include persons named on any list submitted by the AAA. Each party shall be entitled to strike one of such three designees, and the selection of the panel of arbitrators shall be made from among such designees which have not been so stricken by either party in accordance with their indicated order of mutual preference. The arbitrators shall conduct the arbitration in accordance with the Evidence Code of the State of California, as then existing and in effect, and will allow usual and customary discovery and document production prior to such arbitration, subject to any scheduling with respect thereto which the arbitrators may set in their discretion.

          (c) The arbitrators shall have the power to enter any award that could be entered by a judge of the Superior Court of the State of California sitting without a jury, and only such power, except that the arbitrators shall not have the power to award punitive damages, treble or other damages which are not compensatory, even if permitted under the laws of the State of California. The arbitrators shall base their award on California law and the judicial precedent thereof and, unless both parties agree otherwise, shall include in such award a statement of the reasons and the findings of fact and conclusions of law upon which the award is based. The arbitration award may be enforced in any court having jurisdiction over the parties and the subject matter of the arbitration. Without in any way limiting the foregoing, the parties irrevocably submit to the non-exclusive jurisdiction of the federal and state courts of California in any action to enforce an arbitration award.

          (d) If either party fails to proceed with mediation or arbitration as provided herein or unsuccessfully seeks to stay such mediation or arbitration, or fails to comply with any arbitration award, or is unsuccessful in vacating or modifying the award pursuant to a petition or application for judicial review, the other party shall be entitled to be awarded costs, including reasonable attorneys' fees, paid or incurred by such other party in successfully compelling such arbitration or defending against the attempt to stay, vacate or modify such arbitration award and/or successfully defending or enforcing the award.

     23. SURVIVAL. The provisions of Section 4.4 with respect to payment obligations of InterGame to MagiNet and Sections 11, 12, 13, 20, 21, 22 and 23 shall survive any termination or expiration of this Agreement.

     24. ASSIGNMENT;SUBSIDIARIES. Either party may assign this Agreement to the surviving entity resulting from a corporate reorganization, merger or sale of all or substantially all of its assets, so long as the surviving entity expressly assumes the assignor's obligations under this Agreement in writing. Otherwise, neither party may assign, voluntarily, by operation of law, or otherwise, any rights or delegate any duties under this Agreement (other than the right to receive payments) without the other party's prior written consent, which shall not be unreasonably withheld. This Agreement will bind and inure to the benefit of the parties and their respective successors and permitted assignees.

     25. INTERPRETATION. The section and paragraph headings of this Agreement are intended as a convenience only and shall not affect the interpretation of its provisions. Where the context of this Agreement requires, singular terms shall be considered plural, and vice-versa.

     26. ENTIRE AGREEMENT. This Agreement, including any schedules, exhibits and Addenda hereto, as it and they may from time to time be amended, constitutes the complete, final and entire agreement between the parties, and supersedes all prior negotiations between the parties concerning its subject matter, except for the nondisclosure agreement between the parties which has been incorporated into this Agreement by reference.

     27. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall. constitute one and the same instrument; however, this Agreement shall be no force or effect until executed by both parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the first date written above.


MAGINET CORPORATION                       INTERGAME LTD.


By:/S/ R Craeger                          By:/s/Y Yamashita
Robert Creager, Chairman                  Yohel Yamashita, President

                                   EXHIBIT A
                    Form of Report of Capital Cost Recovery
                    ---------------------------------------



                                   [Attached]

                                    EXHIBIT
                                    -------

                              MAGINET CORPORATION

                        REPORT OF CAPITAL COST RECOVERY
                                  Hotel_______

On Revenue Date____________                            # Rooms [***]

Basic System                            Total          Per Room
                                        ------         --------
      Equipment                          [***]          [***]
      Installation                       [***]          [***]
      MTV Upgrade                        [***]          [***]
      Shipping and Duties                [***]          [***]
                                         [***]          [***]
                                         [***]          [***]

      Gaming portion %                   [***]          [***]

      Gaming portion                     [***]          [***]
      Gaming equipment                   [***]          [***]
                                        --------       ----
                                         [***]          [***]

      Monthly cost recovery              [***]          [***]

Capital cost recovered over length of hotel contract, not to exceed 60 months assumed to be 60 months.

Financing costs estimated at [***]

Recovery of capital cost is based on actual cost of system and financing costs.

                                       18
- -------------------------------------------------------------------------------

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                   EXHIBIT B



                                 List of Games
                                 -------------

                                   Draw Poker

                                  Joker Poker

                               Deuces Wild Poker

                      Bonus Poker [or a substitute title]

                                   Blackjack

                                    Roulette

                                Three Line Slots

                                Four Line Slots

                                 Ten-Way Slots

                                   EXHIBIT C



    Special Provisions With Respect to Installations of IGS at Hyatt Hotel
    ----------------------------------------------------------------------
                                  Properties
                                  ----------


                                  [Attached]

14.  NEW TECHNOLOGIES
     ----------------

     14.1. MagiNet and GDG shall at all times offer to the Hyatt Parties and each Hotel the most advanced guest video services and features (and associated technologies) either of them Parties or its competitors offers to any other hotel.

     14.2. MagiNet and GDG shall provide the Hyatt Parties with written notice of any new guest video :services and features (and associated technologies) within thirty (30) days of the party's first knowledge of such development(s).

     14.3. The Parties agree that the Advisory Board will periodically,, and at least quarterly hold a meeting to review the guest video services and features (and associated technologies) currently available to hotel chains and hotels competitive with the Hotels and the services and features (and associated technologies) which may become available in the industry, whether from MagiNet, GDG or otherwise.

     14.4. Should Hyatt determine that it is commercially necessary in order to maintain its competitive position in the marketplace for one or more services or features (and associated technologies), or a more advanced version of existing services or features (and associated technologies), to be added to the System, then GDG and/or MagiNet shall within nine (9) months of written notice from the Hyatt Parties of such determination (which shall be six (6) months in cases where such service or feature and associated technology is in use in the marketplace), implement the service or feature and associated technology in all future Hotel installations and in any Hotels then subject to Individual Agreements. The failure of MagiNet or GDG to comply with this provision shall be a default under this Agreement and shall be subject to the remedies set forth in section 26.3 hereof. The failure of MagiNet and/or GDG to comply with this provision shall also permit Hyatt and or Hotels to obtain from a third party those services or features (and associated technologies) not provided by MagiNet or GDG, notwithstanding the exclusivity provisions of section 4.3. hereof.

     14.5. Should MagiNet or GDG add to the System a service or feature (and associated technology) requested by Hyatt or otherwise, such service or feature (and associated technology) will be implemented in such a way as not to prevent Hyatt from providing consistent guest services throughout its Hotels. The failure of MagiNet and GDG to comply with this provision shall also permit Hyatt and/or Hotel to obtain any assistance from a third party necessary to provide such consistent service, notwithstanding the exclusivity provisions of Section 4.3. hereof.

                                    ADDENDUM


     This Addendum is entered into as of this 8th day of July, 1996, by and between MagiNet Corporation, a California corporation, including its subsidiaries ("MagiNet"), and InterGame, Ltd., a Bermuda corporation ("InterGame").

     Reference is made to the Agreement Between MagiNet and InterGame dated as of ___, 1996 (the "Agreement" ). Capitalized terms used in this Addendum and not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement.

     In consideration of the following mutual covenants and agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereby agree as follows:

     1.   EFFECT OF ADDENDUM ON THE AGREEMENT. Notwithstanding anything to the
          -----------------------------------
contrary provided in the Agreement, the parties hereto hereby agree that the following covenants, agreements, terms and conditions shall amend, modify and supplement the Agreement, but only with respect to the conduct of business by the parties in the Philippines. Except as and to the extent provided herein with respect only to the conduct of business by the parties in the Philippines, the terms, provisions and conditions of the Agreement shall remain in full force and effect.

     2.   ADDITIONAL CONTRACTS. The parties acknowledge and agree that InterGame
          --------------------
shall use its best efforts to negotiate and enter into (i) a contract with Delta Resources Limited, a Bahamian limited corporation ("DRL"), which contract will provide for the pertinent terms applicable to DRL as set forth herein and shall be subject to the approval of MagiNet (the "DRL Contract"); and (ii) a contract with the Philippine Amusement Game Corporation ("PAGCOR"), which contract will provide for the pertinent terms applicable to PAGCOR as set forth herein and shall be subject to the approval of MagiNet (the "PAGCOR Contract"). InterGame will ensure that the PAGCOR Contract contains, among other things, a provision that PAGCOR will be obligated to enter into a contract with each Hotel Property (as defined below) with respect to the transactions contemplated by the PAGCOR Contract and that InterGame and MagiNet will have the right to review and approve the form and substance of such contract. MagiNet will review each of the DRL Contract and the PAGCOR Contract and will not disapprove such contracts unless it has a reasonable good faith business reason for doing so. In the event that MagiNet disapproves either the DRL Contract or the PAGCOR Contract in accordance with the provisions of this paragraph 2, MagiNet may terminate this Addendum immediately upon delivery of written notice to InterGame.

     3.   ADDITIONAL OBLIGATIONS OF MAGINET. MagiNet shall, promptly upon the
          ---------------------------------
reasonable request of InterGame, provide a list to InterGame of facilities in the Field of Use (collectively, the "Hotel Properties" and, individually, a "Hotel Property"), which list shall include some or all of the hotel properties set forth on Exhibit A attached hereto, a chronological schedule for the completion of said installations, subject to the availability of deliverables from InterGame, Such list may be revised and updated by MagiNet from time to time to reflect any changes thereto which MagiNet may determine in its discretion to be necessary or appropriate. MagiNet may also install and maintain Systems at Hotel Properties which are not identified on Exhibit A. Notwithstanding the foregoing, and subject to Section 2(e) of the Agreement, MagiNet shall use its commercially reasonable best efforts to solicit the installation of the Systems at all Hotel Properties identified on Exhibit A and shall use its commercially reasonable best efforts to negotiate and enter into contracts with each such Hotel Property with respect to the installation, operation and maintenance of such Systems in form and substance substantially consistent with its then existing policies and practice and to cause said installations to occur at each Hotel Property in accordance with such chronological schedule of installations set forth on such list. During the term of this Addendum, MagiNet shall use its reasonable best efforts to ensure that the installed Systems operate in such a manner to, among other things, provide sufficient capacity to satisfy simultaneous user demand demonstrated from time to time at each such Hotel Property and to maintain the installed Systems (other than the IGS, the Gaming Software or the Interface) in good working order for continual use at each Hotel Property. Subject to MagiNet's rights of recoupment set forth in the Agreement, MagiNet shall be solely responsible for and shall pay for all costs associated with the installation, operation and maintenance of the Systems (other than the IGS and the Interface) during the term of this Addendum. Nothing in the Agreement or this Addendum shall entitle InterGame or any other entity to any payment or revenue from any of MagiNet's interactive entertainment services and/or products generated by the Systems at the Hotel Properties (or elsewhere) which do not involve the IGS or the Gaming Software.

     Upon or prior to installation at any Hotel Property, MagiNet shall secure competitive financing or shall self-finance for a term of not greater than five
(5) years to pay for all Capital Costs.

     Without in any way limiting the generality of the foregoing, MagiNet will provide for the activation of the Systems by the use of a credit card "swipe" to be used with the television set in each room in which a System is installed and, where required, will also provide a lock-out feature on the Systems.

     4.   ADDITIONAL OBLIGATIONS OF INTERGAME. Within one hundred eighty (180)
          -----------------------------------
days of the execution of the PAGCOR Contract, InterGame shall deliver to MagiNet the latest available version of a series of nine (9) casino style games comprising the Gaming Software for installation into the Systems for use within the Hotel Properties, the working titles of which games are set forth on Annex I attached hereto. Delivery of such Gaming Software shall be made to MagiNet at its main office in California. InterGame shall from time to time provide to MagiNet, for installation in all Hotel Properties, upgrades of all Gaming Software and new Gaming Software as they become commercially available during the term of the PAGCOR Contract and any extensions thereof.

     InterGame shall cause to be kept and maintained at its principal office in Hamilton, Bermuda full and correct books and financial records of the revenues generated by the Gaming Software pursuant to the PAGCOR Contract. Such books and accounts shall be kept in such a manner as to clearly separate all income and expenses and to which sources they are attributable and shall, during regular business hours, be promptly made available for inspection and duplication by MagiNet or its designated representatives, including attorneys, auditors and accountants, upon reasonable request by MagiNet. For financial reporting purposes in accordance with the Agreement and this Addendum, InterGame shalt follow U.S. generally accepted accounting principles.

     Without in any way limiting the foregoing, InterGame agrees to perform the following additional functions:

          (a) As soon as available, deliver to MagiNet and PAGCOR a copy of a letter of certification from International Gaming Laboratories, a company located in the United States whose primary business is to certify as to the randomness integrity of gambling games, to the effect that the gambling games comprising the Gaming Software are in compliance with applicable "random outcome" standards.

          (b) Provide a reasonably detailed general accounting of all transactions with respect to the Systems to MagiNet, DRL and PAGCOR on or prior to the last business day of each calendar month.

          (c) Establish, in its sole discretion, the "hold" percentage (i.e., the amount which the operator of the IGS deducts and retains out of the aggregate amount wagered by users of the IGS) with respect to all titles comprising the (Gaming Software, which "hold" percentage shall not be less than [***]; provided, that, pursuant to the PAGCOR Contract, InterGame or PAGCOR shall be allowed to recommend any "hold" percentage in excess of [***] with respect to any single game and shall be free to agree upon any such recommended "hold" percentage excess of [***].

     5.   ALLOCATION OF REVENUE. For purposes of this Addendum, "Gross Revenue"
          ---------------------
shall mean all moneys generated through the Gaining Software from any source of any kind within the Systems at the Hotel Properties collected by PAGCOR pursuant to the PAGCOR Contract or otherwise. As used in this Addendum, "Contract Revenue" shall mean the remainder of Gross Revenue received by InterGame from PAGCOR pursuant to the PAGCOR Agreement after deduction and payment by PAGCOR of
(i) an amount equal to [***] of Gross Revenue for government franchise fees and any other administrative and governmental charges, if any (the "Governmental Fees"); (ii) an amount equal to [***] of Gross Revenue for fees, if any, with respect to the Hotel Properties (the "Hotel Fees"); (iii) the amortized Capital Costs incurred by MagiNet (the "Amortized Capital Costs Fee") (payable to MagiNet); (iv) an amount equal to [***] of Gross Revenue for expenses incurred in connection with the maintenance of the Gaming Software (payable to InterGame) (the "Software Maintenance Fee"); (v) an amount equal to [***] of Gross Revenue for expenses incurred in connection with the maintenance of the Systems (other than the Gaining Software), including any third party license or other fees associated with the Systems ("System Maintenance Fee") (payable to MagiNet);
(vi) a technical royalty in an amount equal to [***] of Gross Revenue (the "Technical Royalty") (payable to InterGame, for allocation equally among and distribution by InterGame to MagiNet, DRL and InterGame pursuant to Section 6 below); and (vii) an amount equal to [***] of balance of Gross Revenue remaining after payment of the amounts set forth in clauses (i) through (vi), payable to PAGCOR. Except as herein provided, no other deductions shall be permitted unless approved in writing by InterGame, MagiNet, DRL and PAGCOR.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the securities and exchange commission. Omitted portions have been filed separately with the Commission.

     6.   PAYMENTS.
          --------

          6.1  PAYMENTS BY PAGCOR.  Pursuant to the PAGCOR Contract, PAGCOR
               ------------------
shall collect Gross Revenue and pay the following out of Gross Revenue (after deduction of credit card processing fees) on the last day of each month in the following order of priority:

               6.1.1  FIRST, the Governmental Fees;

               6.1.2  SECOND, the Hotel Fees;

               6.1.5  THIRD, the Amortized Capital Costs Fee, to MagiNet; and

               6.1.3  FOURTH, the Software Maintenance Fee, to InterGame;

               6.1.4  FIFTH, the System Maintenance Fee, to MagiNet;

               6.1.6 SIXTH,, the Technical Royalty Fee, to InterGame (for further disbursement to MagiNet, DRL and InterGame); and

               6.1.7  SEVENTH, the Contract Revenue to InterGame.

          6.2  DISTRIBUTIONS BY INTERGAME.  Prior to any distribution by
               --------------------------
InterGame of any portion of the Contract Revenue to any person, InterGame shall allocate equally among and distribute to MagiNet, DRL and InterGame the Technical Royalty within ten (10) days of receipt thereof from PAGCOR. After payment of the Technical Royalty, InterGame shall pay to DRL an amount equal to [***] of the difference between Contract Revenue and the Technical Royalty and, thereafter, shall allocate equally and distribute to MagiNet, DRL and InterGame the balance of Contract Revenue remaining, if any.

     7.   BANK ACCOUNT FOR DEPOSIT OF CONTRACT REVENUE. Unless otherwise agreed
          --------------------------------------------
in writing by MagiNet and InterGame, all Contract Revenue from PAGCOR pursuant to the PAGCOR Contract shall be denominated in U. S. Dollars and shall be deposited by InterGame with the Bank of Bermuda. Withdrawals from said bank or banks shall be made by signature of InterGame, or by such other individual(s) as may be agreed in writing by MagiNet and InterGame. There shall be no commingling of the monies and funds received as Contract Revenue with monies and funds of any other entity or person and said monies and funds shall be maintained in a separate and distinct account.

     8.   TERMINATION This Addendum may be terminated be either party, upon
          -----------
written notice to the other party, at any time after the expiration or other termination of the PAGCOR Contract.

     9.   COUNTERPARTS. This Addendum may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

- -------------------------------------------------------------------------------

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Addendum to be executed by its duly authorized representative as of the date first above written.

                                        INTERGAME, LTD.,
                                        a Bermuda corporation


                                        By: /s/ Y. Yamashita
                                        Yohei Yamashita, President



                                        MAGINET CORPORATION,
                                        A California corporation


                                        By: /s/ R Creager
                                        Robert Creager, Chairman

                                    ANNEX I


                                 List of Titles
                                 --------------

                                   Draw Poker

                                   JokerPoker

                               Deuces Wild Poker

                      Bonus Poker [or a substitute title]

                                   Blackjack

                                    Roulette

                                Three Line Slots

                                Four Line Slots

                                 Ten-Way Slots

                                   EXHIBIT A



                                Hotel Properties
                                ----------------



                                   [Attached]

                           PHILIPPINES HOTEL ANALYSIS
                                  Prepared by

                                InterGame, Ltd.


                                     [***]



















[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.